SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Fargo & Company	Wells Fargo Capital XII
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

41-0449260	20-2561223
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, California 94163	Wells Fargo Center MAC #N9305-173 Sixth & Marquette Minneapolis, Minnesota 55479
(Address, including zip code, of principal executive offices)	(Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-135006 and 333-135006-03

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
7.875% Enhanced Trust Preferred Securities (Enhanced TruPS®) of Wells Fargo Capital XII (and the Guarantee with respect thereto)	NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) 63,000,000 (plus up to an additional 1,400,000 if the underwriters exercise their remaining over-allotment option) of the 7.875% Enhanced Trust Preferred Securities (Enhanced TruPS®) (the “Capital Securities”), of Wells Fargo Capital XII, a Delaware statutory trust (the “Trust”) and (ii) a Guarantee with respect thereto (the “Guarantee”) by Wells Fargo & Company (the “Company”). The Capital Securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by the Company, to the extent set forth in the Guarantee Agreement by the Company. The Guarantee is incorporated by reference to Exhibit 4.5 to the 8-K (the “8-K”) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2008. For a description of the Capital Securities and the Guarantee covered by this Registration Statement, see the descriptions under the captions “Description of Junior Subordinated Debt Securities” and “Description of Trust Preferred Securities” in the prospectus included in Post-Effective Amendment No. 1 to Form S-3, Registration Nos. 333-135006 and 333-135006-03, which became effective on June 19, 2006 (the “1933 Registration Statement”). The prospectus relating to the Capital Securities contained in the 1933 Registration Statement is incorporated herein by reference. The final terms of the Capital Securities are included in a prospectus supplement, which was filed by the Registrants pursuant to Rule 424(b) on March 7, 2008 under the Securities Act of 1933, as amended, (the “Prospectus Supplement”) is incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

1.	Certificate of Trust of Wells Fargo Capital XII (incorporated by reference to Exhibit 4(pp) to the 1933 Registration Statement).

2.	Declaration of Trust and Trust Agreement of Wells Fargo Capital XII dated April 22, 2004 (incorporated by reference to Exhibit 4(qq) to the 1933 Registration Statement).

3.	Amended and Restated Declaration of Trust and Trust Agreement dated as March 12, 2008 among Wells Fargo & Company, The Bank of New York Trust Company, N.A., Wilmington Trust Company, the Administrative Trustees named therein, and the Holders named therein (incorporated by reference to Exhibit 4.3 to the 8-K).

4.	Form of Capital Security (incorporated by reference to Exhibit 4.3 to the 8-K, which is included as part of Exhibit 4.3 to the 8-K).

5.	Third Supplemental Indenture dated as of March 12, 2008 to Indenture dated as of August 1, 2005 between Wells Fargo & Company and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association) (incorporated by reference to Exhibit 4.1 to the 8-K)

6.	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4.1 to the 8-K, which is included as part of Exhibit 4.1 to the 8-K).

7.	Guarantee Agreement dated as of March 12, 2008, between Wells Fargo & Company and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.5 to the 8-K)

8.	Replacement Capital Covenant dated as of March 12, 2008 executed by Wells Fargo & Company (incorporated by reference to Exhibit 99.1 to the 8-K).

9.	1933 Registration Statement and Prospectus Supplement.

10.	8-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS FARGO & COMPANY

Dated: March 12, 2008	By	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

WELLS FARGO CAPITAL XII

	By:	Wells Fargo & Company, as Depositor

	By:	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer